Exhibit 99(a)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Patriot Holdings, LLC and Subsidiaries

Annawan, Illinois

We have audited the consolidated balance sheets of Patriot Holdings, LLC and Subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in members’ equity and cash flows for each of the three years in the period ended December 31, 2014, not separately presented here. Patriot Holdings, LLC’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Patriot Holdings, LLC as of December 31, 2014 and 2013, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

On June 1, 2015, Patriot Holdings, LLC and Subsidiaries was acquired by and became a wholly owned subsidiary of GTL Resources USA, Inc., a Delaware corporation and an affiliate of CHS, Inc.

/s/ Boulay PLLP

Certified Public Accountants

Minneapolis, Minnesota

February 17, 2015, except for the last paragraph

above, as to which the date is July 15, 2015